UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20200 Sunburst Street, Chatsworth, CA	91311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 734-8600

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Amendments to 2006 Stock Plan

On February 15, 2008, the Company’s Board of Directors adopted, subject to stockholder approval, an amendment (the “Amendment”) to the 2006 Stock Plan (the “Plan”). The Company’s stockholders approved the Amendment at the Company’s Annual Meeting held on April 29, 2008. The Amendment, amends the Plan to (i) increase by 10,000,000 the total number of shares of the Company’s common stock available for issuance under the Plan from 3,101,275 to 13,101,275; (ii) increase by 175,000 the maximum number of shares under the Plan that may be granted in any one fiscal year to an individual participant from 300,000 to 475,000; and (iii) increase by 175,000 the maximum number of shares under the Plan, in connection with a participant’s initial service, such participant may be granted from 300,000 to 475,000 that will not count against the limit set forth in (ii) above. The number of shares pursuant to the Amendment are subject to adjustment for the effects of the reverse stock split on May 1, 2008.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 8.01 Other Events.

Reverse Stock Split

On April 30, 2008, the Company filed an amendment to its Certificate of Incorporation with the Secretary of State in the State of Delaware to effect a reverse stock split of the Company’s issued and outstanding Common Stock in a ratio of 1-for-5. The reverse stock split will be effective with respect to Stockholders of record at 12:01 a.m., Pacific Daylight time, on May 1, 2008 (the "Effective Time"). As a result of the reverse stock split, each five shares of the Company’s common stock will be combined and reclassified into one share of common stock and the total number of shares of the Company’s common stock outstanding will be reduced from 92,435,855 shares to 18,487,171 shares. Beginning at the Effective Time, each certificate representing shares of the common stock before the reverse stock split will automatically be deemed for all corporate purposes to evidence ownership of one-fifth of the shares evidenced by such certificate immediately prior to the Effective Time rounded down to the nearest whole share. In addition, each certificate evidencing an option or warrant to purchase 5 shares of Common Stock will become a certificate evidencing an option and warrant to purchase one new share of Common Stock, rounded down to the nearest whole share. The rights and privileges of the holders of the Common Stock will be substantially unaffected by the reverse split, and no stockholders’ interest will be completely eliminated by the reverse stock split.

Beginning at the Effective Time, the Company’s common stock will trade on the Nasdaq Capital Market under the symbol "NASM". The reverse stock split will not affect the Company’s stockholders’ equity, which will remain substantially unchanged. In addition, the par value of the Company’s Common Shares will remain at $0.01 per share, and the reverse stock split will not affect the number of total authorized shares, which will remain at 152,000,000 shares.

No fractional shares of the new common stock will be issued to any stockholder in connection with the reverse split. Instead, a stockholder who would hold fractional shares as a result of this reverse split will be entitled to receive in lieu of such shares their cash equivalent, which is calculated as the number of old shares which would become fractional multiplied by $0.35, the closing stock price quoted on Nasdaq 5 days before the effective date of the reverse split.

The Company's transfer agent, Computershare Trust Company, N.A.(the “Transfer Agent”), will act as exchange agent for purposes of implementing the exchange of stock certificates. Beginning May 1, 2008, the Transfer Agent will deliver to stockholders of record a letter of transmittal requesting that they surrender the stock certificates they currently hold for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split and cash in lieu of any fractional shares, if applicable. Persons who hold their shares in brokerage accounts, or "street name," will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a stockholder until such stockholder has surrendered their outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the Transfer Agent. Until surrender, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares rounded down to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Non-Employee Director Option Plan

On February 15, 2008, the Board of Directors approved and adopted, subject to stockholder approval, the North American Scientific, Inc. 2008 Non-Employee Directors’ Equity Compensation Plan (the “2008 Directors’ Plan”). The Company’s stockholders approved the 2008 Directors’ Plan at the Company’s Annual Meeting held on April 29, 2008.

The 2008 Directors’ Plan permits the Company to grant non-employee directors of the Company (i) nonstatutory stock options (“NSOs”) and (ii) shares of restricted stock. An aggregate of 7,500,000 shares of the Company’s common stock are reserved for issuance under the 2008 Directors’ Plan. The number of shares reserved for issuance are subject to adjustment for the effects of the reverse stock split on May 1, 2008.

The 2008 Directors’ Plan generally provides for automatic grants (i) upon a director’s initial appointment to the Board of Directors and (ii) at each annual meeting of stockholders. The 2008 Directors’ Plan expires on February 15, 2018.

The foregoing description of the 2008 Directors’ Plan does not purport to be complete and is qualified in its entirety by reference to the 2008 Directors’ Plan, which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment No. 1 to the North American Scientific, Inc. 2006 Stock Plan.

99.1	North American Scientific, Inc. 2008 Non-Employee Directors’ Equity Compensation Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

May 5, 2008	By:	/s/ John B. Rush
John B. Rush
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to the North American Scientific, Inc. 2006 Stock Plan.

99.1	North American Scientific, Inc. 2008 Non-Employee Directors’ Equity Compensation Plan